Exhibit 99.1

STAG INDUSTRIAL REPORTS CONTINUED STRONG ACQUISITION AND LEASING ACTIVITY WITH ITS FOURTH QUARTER 2011 RESULTS

Boston, MA —March 8, 2012 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the fourth quarter of 2011.

In the Fourth Quarter of 2011, the Company:

•                 Completed seven acquisitions for total consideration of approximately $50 million with an average cash capitalization rate of 9% and a remaining weighted average lease term of approximately 6.4 years.

•                 Added approximately 1.5 million square feet to the portfolio through these acquisitions, increasing the Company’s asset base by 9% in the quarter.

•                 Leased over 625,000 square feet.

•                 Increased occupancy on the Company’s portfolio to 93.2% from 92.6% at the end of the third quarter.

•                 Achieved an 88% retention rate for the leases that expired in 2011.

•                 Declared a fourth quarter dividend of $0.26 per share, which is an annualized rate of 9.1% on the quarter ending share price of $11.47.

•                 Generated Cash Net Operating Income (Cash NOI) of $13.6 million, and Core Funds from Operations (Core FFO) of $5.3 million.

“We were very pleased with our results since going public last April. We have continued to demonstrate the validity of our business plan, namely that we can generate compelling risk adjusted returns by focusing on single tenant industrial properties in secondary markets. Our ongoing leasing progress and sizable acquisition activities are consistent with our stated objectives,” commented Benjamin Butcher, Chief Executive Officer.

Acquisition Activity

During the fourth quarter of 2011, the Company completed the acquisition of seven fully leased industrial buildings consisting of approximately 1.5 million square feet.

FOURTH QUARTER 2011 ACQUISITIONS

STAG Industrial, Inc.

Acq. Date		SF	MSA	Cost (mm)
10/14/11		383,000	Columbus, OH	$7.8
11/16/11		191,450	Raleigh–Durham–Chapel Hill, NC	$8.1
12/14/11		307,315	Cleveland–Akron, OH	$12.6
12/15/11	*	97,400	Eau Claire, WI	$4.9
12/22/11		400,000	Fayetteville–Springdale–Rogers, AR	$12.7
12/29/11		97,500	Lexington, KY	$3.9
Total		1,476,665		$50.0

* Two buildings acquired in a single transaction.

The Company paid approximately $50 million, including closing costs, for the seven assets bringing the total cost of assets acquired to $126 million since the Company’s initial public offering in April 2011. This represents a 25% increase in real estate asset value and square footage of the Company’s portfolio since April.

Subsequent to the end of the fourth quarter, the Company acquired two properties (i) a 145,000 square foot warehouse/distribution center located in East Windsor, Connecticut for $6.1 million and (ii) a 225,000 square foot warehouse/distribution center located in South Bend, Indiana for $6.8 million.  The Company also entered into contracts to acquire four additional properties comprising 1.1 million square feet for a combined purchase price of approximately $35 million. There are various conditions to closing that have not yet been satisfied so there can be no assurance that these transactions will be consummated.

Leasing Activity and Occupancy

In the fourth quarter, the Company signed renewals for 585,942 square feet, including approximately 335,000 square feet which was scheduled to expire in 2012. By the end of the fourth quarter of 2011, 28% of all the leases scheduled to expire in 2012 had been renewed.  The Company also signed approximately 41,000 square feet of new leases.  Tenant improvements and leasing commissions for leases signed in the fourth quarter were approximately $0.5 million or 3% of Cash NOI.  The tenant retention rate was 100% for leases expiring in the fourth quarter and 88% for the full year 2011. For 2011, the rental rates on renewed leases increased 0.6% on a cash basis and 1.2% on a GAAP basis.

Occupancy for the Company’s portfolio was 93.2% as of December 31, 2011 compared to 92.6% as of September 30, 2011.  Same store occupancy decreased slightly from 91.3% at the end of the third quarter to 91.2% at the end of the fourth quarter, but increased 0.3% quarter over quarter on a day-weighted basis.

As of year end, 62% of the Company’s tenants (or their parents) were publicly rated and 33% were investment grade, as measured by annualized base rent.

Key Financial Measures

Cash NOI, for the fourth quarter of 2011, was approximately $13.6 million, an increase of 7% compared with Cash NOI in the third quarter of $12.7 million (adjusted for the $1.8 million termination fee received in the third quarter). Cash NOI attributable to common stockholders was approximately $9.2 million. Core FFO for the fourth quarter of 2011 was approximately $5.3 million and Core FFO attributable to common stockholders was approximately $3.6 million, or $0.23 per common share.

During the fourth quarter, The Fuller Brush Company, Inc. (Fuller Brush), a tenant with approximately 570,000 square feet in two adjacent buildings, became delinquent in their rental payments, and the Company elected to reserve $0.3 million of cash payments in arrears and $0.4 million of non-cash straight line rent accruing over the balance of the lease term.  These amounts represent all amounts owed to the Company as of December 31, 2011.  The impact of these reserves on Core FFO in the fourth quarter was $0.03 on a per share basis. On February 21, 2012, the tenant and its parent, CPAC, Inc., the lease guarantor, filed for Chapter 11 bankruptcy protection.  Subsequently the Company has received payment from the tenant that covers the balance of all post-petition rent obligations for February and March 2012. If Fuller Brush stays in the Company’s building and demonstrates the ability to pay amounts owed, all or a portion of the Company’s fourth quarter reserves may be reversed. The fourth quarter Core FFO results also reflect the $1 million cost of the Company’s preferred stock dividends in the fourth quarter. Core FFO would have been 7% higher than the Company’s Core FFO for the third quarter excluding the Fuller Brush reserve and preferred dividends.

Adjusted Funds from Operations (Adjusted FFO) were approximately $5.6 million for the fourth quarter of 2011 and approximately $4.9 million for the third quarter of 2011 ($5.9 million as reported adjusted for the $1.0 million in fourth quarter preferred stock dividends), an increase of 14% for the fourth quarter. Adjusted FFO attributable to common stockholders was approximately $3.8 million in the fourth quarter of 2011.  Net Income (Loss) for the quarter was ($2.7) million.  Included in Net Income (Loss) was depreciation and amortization expense of $8.0 million.

A reconciliation of net income (loss) to Cash NOI, Adjusted EBITDA, Core FFO, FFO, and Adjusted FFO, all non-GAAP financial measures, appears at the end of this release.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended December 31, 2011.  See below regarding information for the supplemental information package.

Financial Strength and Flexibility

During the fourth quarter of 2011, the Company continued to maintain a strong balance sheet.  The Company’s net debt to annualized adjusted earnings before interest, tax, depreciation and amortization (Adjusted EBITDA) was 6.4x, interest coverage based on Adjusted EBITDA was 2.5x, and the weighted average interest rate on the outstanding debt was 5.7%. Adjusted EBITDA was calculated based on annualizing the Company’s results for the three months ended December 31, 2011.  As of quarter end, the Company had approximately $297 million of debt outstanding with an average term of 4.4 years.  At quarter end, there was no balance outstanding and $60 million of availability under the Company’s $100 million revolving credit facility and the Company’s cash balance was $16.5 million.

On November 2, 2011, the Company sold 2,760,000 shares of 9.0% Series A Cumulative Redeemable Preferred Stock (including the underwriter’s overallotment exercise) resulting in gross proceeds to the Company of $69 million, before underwriting discounts and offering expenses.  The Company used a portion of the net proceeds to pay off the outstanding balance then due under the revolving credit facility as well as to fund the acquisition of new assets.  Some of these acquisitions were purchased entirely with cash and will be added to the collateral pool of the revolving credit facility to further increase availability under that loan.

Conference Call

The Company will host a conference call on Friday, March 9, 2012, at 11:00 a.m. (Eastern Time) to discuss the operating and financial results.  The call can be accessed live over the phone by dialing 1-877-407-0784 or, for international callers, (201) 689-8560.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517.  The passcode for the replay is 389249.  The replay will be available until March 22, 2012.

Interested parties also may listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.stagindustrial.com. The on-line replay will be available for a limited time following the call.

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information for the benefit of the Company’s various stakeholders.  This can be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.stagindustrial.com.

Additional information is also available on the Company’s website at www.stagindustrial.com.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan

Chief Financial Officer

617 226 4987

InvestorRelations@stagindustrial.com

CONSOLIDATED BALANCE SHEET

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

December 31, 2011
Assets
Rental Property:
Land	$70,870
Buildings	394,822
Tenant improvements	25,056
Building and land improvements	11,510
Less: accumulated depreciation	(30,004)
Total rental property, net	472,254
Cash and cash equivalents	16,498
Restricted cash	6,611
Tenant accounts receivable, net	5,592
Prepaid expenses and other assets	1,355
Deferred financing fees, net	2,634
Leasing commissions, net	954
Goodwill	4,923
Due from related parties	400
Deferred leasing intangibles, net	113,293
Total assets	$624,514
Liabilities and Equity
Liabilities:
Mortgage notes payable	$296,779
Credit facility	—
Accounts payable, accrued expenses and other liabilities	6,044
Interest rate swaps	215
Tenant prepaid rent and security deposits	3,478
Dividends payable	6,160
Deferred leasing intangibles, net	1,929
Due to related parties	—
Total liabilities	$314,605

Preferred stock, par value $0.01 per share, 10,000,000 shares authorized, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2011	69,000
Common stock $0.01 par value, 100,000,000 shares authorized, 15,901,560 shares outstanding at December 31, 2011	159
Additional paid-in capital	179,919
Common stock dividends in excess of earnings	(18,385)
Total stockholders’ equity	230,693
Noncontrolling interest	79,216
Total equity	$309,909
Total liabilities and equity	$624,514

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, in thousands except share data)

	Three months ended December 31, 2011	Three months ended September 30, 2011
Revenue
Rental income	$14,177	$15,282
Tenant recoveries	2,236	1,438
Other income	351	321
Total revenue	16,764	17,041
Expenses
Property	1,803	1,330
General and administrative	3,853	2,453
Real estate taxes and insurance	1,821	1,290
Property acquisition costs	394	368
Depreciation and amortization	7,999	8,310
Other expenses	294	—
Total expenses	16,164	13,751
Other income (expense)
Interest income	14	6
Interest expense	(4,642)	(4,386)
Gain on interest rate swaps	908	770
Formation transaction costs	115	(61)
Offering costs	—	(78)
Total other income (expense)	(3,605)	(3,749)
Net loss from continuing operations	$(3,005)	$(459)
Discontinued operations
Income (loss) attributable to discontinued operations	(81)	(113)
Gain on sale of real estate	329	—
Total income (loss) attributable to discontinued operations	248	(113)
Net loss	$(2,757)	$(572)
Less: preferred stock dividends	1,018	—
Less: loss attributable to noncontrolling interest	(1,241)	(188)
Net loss attributable to common stockholders	$(2,534)	$(384)
Weighted average common shares outstanding — basic and diluted	15,820,049	15,815,282
Income (loss) per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.18)	$(0.02)
Discontinued operations	$0.02	$0.00
Income (loss) per share — basic and diluted	$(0.16)	$(0.02)
Dividends declared per common share	$0.26	$0.26

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three Months Ended December 31, 2011	Three Months Ended September 30, 2011
Net loss	$(2,757)	$(572)
Asset management fee income	(318)	(312)
General and administrative expenses	3,853	2,453
Property acquisition costs	394	368
Depreciation and amortization	8,014	8,332
Interest income	(14)	(6)
Interest expense	4,672	4,433
Gain on interest rate swaps	(908)	(770)
Formation transaction costs	(115)	61
Offering costs	—	78
Other expenses	294	—
Gain on sale of real estate	(329)	—
NET OPERATING INCOME	$12,786	$14,065
Noncontrolling interest	(4,205)	(4,626)
Net operating income attributable to common stockholders	$8,581	$9,439

Net operating income	$12,786	$14,065
Straight line rental income adjustment	(215)	(451)
Above/below market lease amortization, net	1,062	844
CASH NET OPERATING INCOME	$13,633	$14,458
Noncontrolling interest	(4,483)	(4,755)
Cash net operating income attributable to common stockholders	$9,150	$9,703

Net loss	$(2,757)	$(572)
Above/below market lease amortization, net	1,062	844
Property acquisition costs	394	368
Depreciation and amortization	8,014	8,332
Interest income	(14)	(6)
Interest expense	4,672	4,433
Gain on interest rate swaps	(908)	(770)
Formation transaction costs	(115)	61
IPO bonus payment	1,000	—
Offering costs	—	78
Gain on sale of real estate	(329)	—
ADJUSTED EBITDA	$11,019	$12,768
Noncontrolling interest	(3,624)	(4,199)
Adjusted EBITDA attributable to common stockholders	$7,395	$8,569

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three Months Ended December 31, 2011	Three Months Ended September 30, 2011
Net loss	$(2,757)	$(572)
Depreciation and amortization	8,014	8,332
Gain on sale of real estate	(329)	—
Funds from operations	$4,928	$7,760
Preferred share dividends	(1,018)	—
Funds from operations attributable to common stockholders and unit holders	$3,910	$7,760
Noncontrolling interest	(1,286)	(2,552)
Funds from operations attributable to common stockholders	$2,624	$5,208

Funds from operations attributable to common stockholders and unit holders	$3,910	$7,760
Above/below market lease amortization, net	1,062	844
Termination income	—	(1,756)
Property acquisition costs	394	368
Gain on interest rate swaps	(908)	(770)
Formation transaction costs	(115)	61
IPO bonus payment	1,000	—
Offering costs	—	78
CORE FUNDS FROM OPERATIONS	$5,343	$6,585
Noncontrolling interest	(1,757)	(2,166)
Core funds from operations attributable to common stockholders	$3,586	$4,419

Weighted average shares outstanding	15,820,049	15,815,282
CORE FUNDS FROM OPERATIONS PER COMMON SHARE	$0.23	$0.28

Core funds from operations	$5,343	$6,585
Straight line rental income adjustment	(215)	(451)
Recurring capital expenditures	(55)	(535)
Lease renewal commissions and tenant improvements	(50)	(229)
Non-cash interest expense	258	274
Non-cash compensation	317	220
ADJUSTED FUNDS FROM OPERATIONS	$5,598	$5,864
Noncontrolling interest	(1,841)	(1,929)
Adjusted funds from operations attributable to common stockholders	$3,757	$3,935

Non-GAAP Financial Measures

Net operating income (NOI) is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, gain (loss) on interest rate swaps, asset management fee income, property acquisition costs, formation transaction costs and offering costs, other expenses, and gain on sale of real estate. The Company defines Cash NOI as NOI less straight line rental income adjustment and less amortization of above and below market leases. The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

The Company presents Core FFO and Adjusted FFO excluding property acquisition costs and formation transaction costs, IPO bonus payments, offering costs, gain (loss) on interest rate swaps and amortization of above and below market leases.  Adjusted FFO of the Company also excludes straight line rental income adjustment, noncash interest expense, non-cash compensation and adding recurring capital expenditures and lease renewal commissions and tenant improvements.  The Company believes that Core FFO and Adjusted FFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

However, because FFO, Core FFO and Adjusted FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and Adjusted FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO, Core FFO and Adjusted FFO may not be comparable to such other REITs’ FFO, Core FFO or Adjusted FFO.  FFO, Core FFO and Adjusted FFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

The Company believes that EBITDA and Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are a direct measures of the actual operating results of the Company’s industrial properties. The Company also uses these measures in ratios to compare its performance to that of its industry peers.  The Company presents

Adjusted EBITDA excluding property acquisition costs, formation transaction costs, IPO bonus payments, offering costs, gain (loss) on interest rate swaps and amortization of above and below market leases. .

In the measures above, the Company excludes certain nonrecurring items, such as IPO-related bonus payments to the Company’s management and formation transaction costs (including IPO offering costs), that the Company does not believe are reasonably likely to recur within two years.  The Company also excludes other items, such as non-IPO offering costs, that it do not consider to be non-recurring, infrequent or unusual.  In some cases, the Company also excludes other expenses, which in the Company’s case for the reporting period consisted of certain state and local income, excise and franchise taxes.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.

Gregory W. Sullivan, Chief Financial Officer

617-226-4987

InvestorRelations@stagindustrial.com